Exhibit 99.1

Contacts:	Mike Mitchell (media)	Chris Jakubik (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

“WHEN-ISSUED” TRADING FOR KRAFT FOODS GROUP AND MONDELĒZ

INTERNATIONAL TO BEGIN SEPTEMBER 17

NORTHFIELD, Ill. – Sept. 14, 2012 – Kraft Foods Inc. (NASDAQ: KFT) announced today that it expects shares of Kraft Foods Group, Inc. common stock and Mondelēz International, Inc. common stock ex-distribution to begin trading on a “when-issued” basis on The NASDAQ Global Select Market on Sept. 17, 2012, under the symbols “KRFTV” and “MDLZV,” respectively. Kraft Foods Inc. will continue to trade, with the entitlement to the shares of Kraft Foods Group, Inc. common stock that will be distributed in the spin-off, on The NASDAQ Global Select Market under the symbol “KFT.”

Kraft Foods Inc. will complete the spin-off of Kraft Foods Group, Inc. (which will hold the North American grocery business) at 5 p.m. EDT on Oct. 1, 2012 (the “distribution date”) through a pro rata dividend of all outstanding shares of Kraft Foods Group common stock it owns to its shareholders of record as of the close of business on Sept. 19, 2012 (the “record date”). On the distribution date, each Kraft Foods Inc. shareholder will receive one share of Kraft Foods Group common stock for every three shares of Kraft Foods Inc. common stock held by such shareholder on the record date. Trades made in the ex-distribution market of Mondelēz International, Inc. (under the ticker symbol “MDLZV”) will not carry rights to receive shares of Kraft Foods Group in the spin-off.

Kraft Foods Group is expected to begin “regular-way” trading on Oct. 2, 2012, on The NASDAQ Global Select Market under the ticker symbol “KRFT.” Kraft Foods Inc. will be renamed Mondelēz International, Inc. and will start “regular-way” trading on Oct. 2, 2012, on The NASDAQ Global Select Market under the ticker symbol “MDLZ.” The current ticker symbol, “KFT,” will be retired.

The distribution of Kraft Foods Group common stock is subject to the satisfaction or waiver of certain conditions. Kraft Foods Inc. and Kraft Foods Group currently expect that all conditions to the spin-off will be satisfied on or before the distribution date.

ABOUT KRAFT FOODS

Kraft Foods Inc. (NASDAQ: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2011 revenue of $54.4 billion. Twelve of the company’s iconic brands – Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia, Tang and Trident – generate revenue of more than $1 billion annually. On Aug. 4, 2011, Kraft Foods announced plans to divide and create two independent public companies: a high-growth global snacks business and a high-margin North American grocery business. The transaction is expected to be completed on Oct. 1, 2012. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, NASDAQ 100, Dow Jones Sustainability Index and Ethibel Sustainability Index. Visit www.kraftfoodscompany.com and www.facebook.com/kraftfoodscorporate.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, the completion of the spin-off, timing of “when-issued”, ex-distribution and “regular-way” trading and conditions to distribution of Kraft Foods Group common stock. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate the company, continued weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.